UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 4, 2015

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina		29601
(Address of principal executive offices)		(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Delta Apparel, Inc. (the “Company”) held its annual meeting of shareholders on February 4, 2015 (the “Annual Meeting”). The Company received proxies totaling 96.4% of its issued and outstanding shares of common stock, representing 7,597,374 shares of common stock, as of the record date. At the Annual Meeting, the shareholders voted on the following proposals, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 19, 2014, and the results of the voting are presented below.

		For	Withheld	Broker Non-Vote
1	Election of Directors
	James A. Cochran	6,336,152	18,536	1,242,686
	Sam P. Cortez	6,336,156	18,532	1,242,686
	Dr. Elizabeth J. Gatewood	6,329,269	25,419	1,242,686
	Dr. G. Jay Gogue	6,334,556	20,132	1,242,686
	Robert W. Humphreys	6,144,229	210,459	1,242,686
	Suzanne B. Rudy	6,335,894	18,794	1,242,686
	Robert E. Staton, Sr.	6,336,124	18,564	1,242,686

Each of the director nominees was elected, by the above-indicated votes, to serve on the Delta Apparel, Inc. Board of Directors until the next annual meeting of shareholders or until their successors are duly elected and qualified.

		For	Against	Abstain	Broker Non-Vote
2	Approval of Executive Compensation on an Advisory Basis	6,235,574	85,156	33,958	1,242,686

The compensation of the Company's named executive officers was approved, on an advisory basis, by the above-indicated votes.

		For	Against	Abstain	Broker Non-Vote
3	Re-Approval of the Delta Apparel, Inc. 2010 Stock Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986	6,291,587	60,536	2,565	1,242,686

The Delta Apparel, Inc. 2010 Stock Plan was approved for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, by the above-indicated votes.

		For	Against	Abstain	Broker Non-Vote
4	Ratification of the Appointment of KPMG LLP as Independent Registered Public Accounting Firm for Fiscal Year 2015	7,562,530	7,590	27,254	—

KPMG LLP was ratified as the Company's independent registered public accounting firm for the Company's 2015 fiscal year by the above-indicated votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	February 9, 2015	/s/ Justin M. Grow
Justin M. Grow
General Counsel & Corporate Secretary